UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2013

FirstMerit Corporation

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 996-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2013, FirstMerit Corporation (the “Company”) and Paul G. Greig entered into an amendment to Mr. Greig’s Change in Control Agreement, dated May 18, 2006 and amended on January 8, 2009 (the “Change in Control Agreement”), and his Displacement Agreement, dated May 18, 2006 and amended on January 8, 2009 (the “Displacement Agreement”).

The applicable amendments remove the “golden parachute” excise tax gross up provisions and provide that that if any payments or benefits to be received by Mr. Greig would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code, then the amount of such payments or benefits will be reduced to the extent necessary to avoid incurring the excise tax, but only if that reduction results in a better net after-tax benefit to Mr. Greig.

All other material terms and conditions of the Change in Control Agreement and Displacement Agreement as in effect immediately prior to such amendments remain in effect without change.

The foregoing description of the amendments to the Change in Control Agreement and Displacement Agreement is qualified in its entirety by reference to such amendments, which are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated into this report by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to the Amended and Restated Change in Control Termination Agreement, dated February 21, 2013, by and between FirstMerit Corporation and Paul Greig

10.2	First Amendment to the Amended and Restated Change Displacement Agreement, dated February 21, 2013, by and between FirstMerit Corporation and Paul Greig

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTMERIT CORPORATION

By:	/s/ Carlton E. Langer
Name:	Carlton E. Langer
Title:	Senior Vice President, Chief Legal Officer and Secretary

Date: February 26, 2013

Exhibit Index

Exhibit Number	Description

10.1	First Amendment to the Amended and Restated Change in Control Termination Agreement, dated February 21, 2013, by and between FirstMerit Corporation and Paul Greig

10.2	First Amendment to the Amended and Restated Change Displacement Agreement, dated February 21, 2013, by and between FirstMerit Corporation and Paul Greig